EXHIBIT 12.1

                                     NOTICE
                     TO HOLDERS OF YP.NET, INC. COMMON STOCK

                                                                January 22, 2002

To our shareholders:

     This letter, and the enclosed Schedule TO, is being sent to you in connection with an offer by YP.Net, Inc. (the "Company") to exchange shares of your common stock for shares of preferred stock, as more fully described below and in the Schedule TO. We understand that this material contains complex issues and we strongly urge you to contact us at 1-800-748-6183 if you have any questions or concerns whatsoever.

     In compliance with Rule 13E-4 of the Securities Exchange Act of 1934, as amended, the board of directors of the Company, is offering to the holders of its common stock, par value $.001 (the "Common Stock") the option to exchange one or more shares their Common Stock for an equal amount of shares of Series C Convertible Preferred Stock or Series D Convertible Preferred Stock, or any combination thereof.

     Series C Convertible Preferred Stock.  The holders of the Common Stock that
     ------------------------------------
elect to exchange their shares for Series C Convertible Preferred Stock shall receive dividends at the rate of 5% per annum based upon a liquidation preference of $.30 per share, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock. The holders of Series C Convertible Preferred Stock shall be entitled, after two years from the initial issuance of the Series C Convertible Preferred Stock, and from time to time thereafter until five years from the initial issuance, at which time such entitlement shall expire, to convert all or portions of their Series C Convertible Preferred Stock holdings, on a one for one basis into shares of the Common Stock, together with the payment by the holder of $1.00 per converted share.

     Series D Preferred Stock.  The holders of Common Stock that elect to
     -------------------------
exchange their shares for Series D Preferred Stock shall receive dividends at the rate of 7% per annum based upon a liquidation preference of $.50 per share, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock.

     Holders that choose a combination of the Series C Convertible Preferred Stock and the Series D Preferred Stock, shall receive the rights described above proportionate to their holdings of each series of preferred stock.

     Upon the sale of substantially all of the stock or assets of the Corporation in a non-public transaction or dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Convertible Preferred Stock and Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution or payment is made upon the Common Stock or any other series of


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Preferred Stock, an amount in cash equal to $.30 per share and $.50 per share, respectively, plus any accrued but unpaid dividends. The holders of the Series C Convertible Preferred Stock and Series D Preferred Stock shall have no voting rights, except as required by law.

     The election period for this offering expires on March 15, 2002 (the "Expiration Date"), which date may be extended up to an additional 30 days by the Company at its sole discretion and in compliance with applicable securities laws. The class of Common Stock that is the subject of this tender offer constitutes all of the Company's Common Stock, par value $.001 that are issued and outstanding.

     Each Common Stock holder must tender the certificates for their Common Stock, which will be held in escrow until the Expiration Date, or any extension thereof.

     The following provides a detailed illustration on the effects of this tender offer:

     WHAT  YOU  CURRENTLY  HAVE.
     ---------------------------
     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

     WHAT  YOU  WILL  HAVE  IF  YOU  PARTICIPATE  IN  THIS  TENDER  OFFER.
     ---------------------------------------------------------------------
     By accepting this offer and exchanging shares of Common Stock for the Series C Convertible Preferred Stock, each holder will receive an amount of shares of Series C Convertible Preferred Stock that is equal to the amount of shares of Common Stock tendered by the holder for such Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock will entitle that holder to dividends in the amount of five percent (5%) per annum based upon a liquidation preference of $.30 per share, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock. The holders of Series C Convertible Preferred Stock shall be entitled, after two years from the initial issuance of the Series C Convertible Preferred Stock, and from time to time thereafter until five years from the initial issuance, at which time such entitlement shall expire, to convert all or portions of their Series C Convertible Preferred Stock holdings, on a one for one basis into shares of the Common Stock, together with the payment by the holder of $1.00 per converted share.

     By accepting this offer and exchanging shares of Common Stock for the Series D Preferred Stock, each holder will receive an amount of shares of Series D Preferred Stock that is equal to the amount of shares of Common Stock tendered by the holder for such Series D Preferred Stock. The holders of Common Stock that elect to exchange their shares for Series D Preferred Stock shall receive dividends at the rate of 7% per annum based upon a liquidation preference of $.50 per share, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock.


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     Further,  each  holder has the option to exchange their shares for any combination of Series C Convertible Preferred Stock or Series D Preferred Stock in an aggregate amount equal to the amount of shares of Common Stock tendered by such holder.

     There will be no publicly traded market for the Series C Convertible Preferred Stock and Series D Preferred Stock. Accordingly, sales of such stock will be restricted to applicable exemptions available under state and federal securities laws.

     Any holder of the Company's Common Stock who tenders such Common Stock on or after January 29, 2002 and before the Expiration Date, may withdraw its tender of such Common Stock at anytime prior to 5:00 p.m. EDT on March 15, 2002, which date may be extended up to an additional 30 days by the Company at its sole discretion and in compliance with applicable securities laws. Upon any such withdrawal, the Company shall forthwith return to the holder the Exercise Price and the Warrants tendered.

     Enclosed with this notice is a copy of the Company's Schedule TO.

     Please use the attached form when tendering your Common Stock.


                                              Sincerely,



                                              /s/  Angelo Tullo
                                              -------------------------------
                                              Angelo Tullo
                                              Chief Executive Officer



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                              LETTER OF TRANSMITTAL
        To accompany certificates representing shares of Common Stock of
                                   YPNET, INC.
    Surrendered in connection with the tender offer to exchange common stock of YPNET, Inc. for series C convertible preferred stock and/or series D preferred stock.

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     I,______________________________________ (name), hereby agree to tender
_______________(number of shares) shares of Common Stock of YP.Net, Inc. (the "Company"), to the Company, in exchange for:

     1) ___________________ (number of shares)shares of SERIES C CONVERTIBLE PREFERRED STOCK;

             AND/OR

     2) _____________________ (number of shares) shares of SERIES D PREFERRED STOCK,

which in the aggregate equal the number of shares of common stock that I have tendered in the amount noted above. I understand that upon such tender and acceptance by the Company of my common stock, my common stock will be retired to treasury and I will receive shares of series C convertible preferred stock and/or series D preferred stock in the amount I indicated above, and have the remaining shares of my common stock, if any, issued to me in a new certificate.

     If this exchange has been solicited, please state the name of the person or entity that made such solicitation: _______________________.

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                     DESCRIPTION OF CERTIFICATES SURRENDERED
--------------------------------------------------------------------------------
  Certificate(s) representing shares of YPNET Common Stock (as defined herein) (Attach separate signed list if necessary) (Original Common Stock certificates must accompany the Election Form.)
--------------------------------------------------------------------------------
                                          YPNET Common Stock (as defined herein)
--------------------------------------------------------------------------------
Name(s) and Address(s)      Certificate Number(s)      Total Number of Shares
of Registered Holder(s)                               Represented by Certificate
(Please fill in if blank)

                           _______________________   ___________________________

                           _______________________   ___________________________

                           _______________________   ___________________________

                           _______________________   ___________________________

                           Total:
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THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF
                            TRANSMITTAL IS COMPLETED.
--------------------------------------------------------------------------------
                          SPECIAL ISSUANCE INSTRUCTIONS
Fill in only if the preferred stock certificate(s) is to be issued in a name OTHER than that set forth above.

Issue the certificate(s) in the name of:
Name:_____________________
Address: __________________________
         __________________________
         __________________________

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                          SPECIAL DELIVERY INSTRUCTIONS
Fill in only if the preferred stock certificate(s) to be issued are to be DELIVERED to an address OTHER than that set forth above.

Mail the certificate(s) to:
Name:_____________________
Address: __________________________
         __________________________
         __________________________

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BY EXECUTING THIS ELECTION FORM AND/OR PARTICIPATING IN THIS TENDER OFFER, EACH
 INVESTOR SHALL BE DEEMED TO HAVE RELEASED ANY AND ALL RIGHTS OR CLAIMS AGAINST YP.NET, INC., THAT SUCH INVESTOR MAY POSSESS, FROM OR IN ANY WAY RELATED TO THE
                    PURCHASE OF SECURITIES FROM YP.NET, INC.
--------------------------------------------------------------------------------
                PLEASE SIGN HERE AND ON SUBSTITUTE FORM W-9 BELOW

Signature(s): _____________________              Dated: _______________________
___________________________________              Telephone no:_________________

Must be signed by registered holder(s) exactly as name(s) appear(s) on the Certificate(s) or a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-at-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and enclose proper documentary evidence of the appointment and authority of such person so to act.
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      MEDALLION GUARANTEE OF SIGNATURE(S) IN CASE OF TRANSFERS OF OWNERSHIP
Signature(s) Guaranteed by: ___________________________________________________
Title of Officer Signing this Guarantee (Please Print):________________________ Name of Guaranteeing Firm (Please Print): _____________________________________
Address of Guaranteeing Firm (Please Print): __________________________________
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